UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 29, 2009

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

FLORIDA                                000-30932                   13-4172059
-------                                ---------                   ----------
(STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
OF INCORPORATION)                                                IDENTIFICATION)


              335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142

                                       N/A

          (Former name or former address, if changed since last report)



           |_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective December 29, 2009 the Issuer (the "Company") issued a $500,000 nine (9%) percent unsecured promissory note (the "Note") to Bengt Odner a director and shareholder of the Company. The terms of the Note provide that the Note will be payable upon the Company completing a financing for a gross sum of $2 million or more or will become a demand note on March 31, 2010. The Note will earn interest at a rate of 9% per annum, payable with principal by the Company in accordance with the terms of the Note.

 ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits


        10.1    Form of 9% Unsecured Promissory Note


                                       ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: January 05, 2010
                                        By: /s/ DAVID J. JOHNSON
                                       -----------------------------------------
                                            David J. Johnson Chief Executive
                                            Officer and President